EXHIBIT 10(L)

                       AGREEMENT AND ASSIGNMENT OF RIGHTS

This Agreement and Assignment of Rights (the "Agreement") is entered into effective as of the 1 st day of March, 2003 (the "Effective Date"), by and between Staff Pro Leasing 2 ("SPL2"), a Michigan corporation and Staff Pro
Leasing, Inc. ("SPL"), an Michigan corporation, (collectively, "SPL:) and GREENLAND CORPORATION and its wholly owned subsidiary ExpertHR, Inc. ("EHR")(collectively, "Greenland"), a Nevada corporation.

                                   WITNESSETH

     WHEREAS, Greenland is a provider of Professional Employer Organization Services which include, but are not limited to, human resource consultants, payroll processing services, human resources management services, safety services, workers compensation, medical, dental, short term and long term disability coverages, and other employment related benefits products (collectively, "PEO Services");

WHEREAS, SPL is a provider of PEO Services to the persons or entities described on the attached Exhibit A (each, an "Existing Client") and SPL has previously provided PEO Services to the persons or entities described on the attached Exhibit B (each, a "Previous Client") (Existing Clients and Previous Clients are each sometimes referred to herein as an "SPL Client");

WHEREAS, benefits available to Existing Clients (the "Benefits") and union agreements applicable to Existing Clients ("Union Contracts") are described on the attached Exhibit C;

WHEREAS, pursuant to the terms of this Agreement, SPL desires to assign all of its rights and delegate certain of its obligations arising out of its relationship with the Existing Clients as a provider of PEO Services;

WHEREAS, pursuant to the terms of this Agreement, Greenland desires to acquire all rights and assume certain obligations of SPL arising under or related to the provision of PEO Services to the Existing Clients; and

NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

1.     ASSIGNMENT  OF  CONTRACT  RIGHTS.
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1.1     SPL  hereby  irrevocably assigns, conveys and transfers to Greenland all of its right, title, and interest in and to all of the rights and benefits arising under or out of Personnel Staffing Agreements with the Existing Clients as described on the attached Exhibit "A" (each, an ("SPL Contract"). Greenland agrees to notify each Existing Client of this assignment within twenty-five 1(25) days following the Effective Date. Such notification will be made in a form and manner approved by SPL, which shall not be unreasonably withheld or delayed.

1.2 INSURANCE AND BENEFIT CONTRACTS. Greenland shall obtain its own insurance policies and employee benefits programs which will provide coverage or benefits to the Existing Clients or employees of the Existing Clients, including but not limited to all workers' compensation policies, health, dental, vision, life and disability insurance or indemnity policies, retirement plans or other employee benefit plans or agreements.

2.     TRANSITION  PERIOD. SPL agrees to immediately commence the transition and
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enrollment of Exiting Clients following the Effective Date of this Agreement and
SPL agrees to provide reasonable assistance to Greenland and each Existing Client in the transition from SPL to Greenland as the provider of PEO Services.

3.     ASSUMPTION  OF  OBLIGATIONS  BY  GREENLAND. Greenland assumes all duties,
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liabilities,  and  obligations  of  SPL  to  each  Existing Client, co-employee, governmental authority, and other third party accruing on or after the Effective Date and arising under or with respect to the SPL Contracts, including, by way of example but without limitation, the obligation to provide worker's compensation insurance and all Benefits , to pay all employment taxes and to perform all obligations under all applicable Union Contracts (collectively, the "Assumed Liabilities"). Greenland shall defend, indemnify and hold SPL harmless from and against any and all loss, liability, cost, claims, and expenses (including but not limited to attorneys fees) which directly or indirectly, either in whole or in part, arises out of or is related to any of the Assumed Liabilities. SPL retains exclusive responsibility for all duties, liabilities and obligations of SPL which accrued prior to the Effective Date (collectively, the "Retained Liabilities"). SPL shall defend, indemnify and hold Greenland harmless from and against any and all loss, liability, cost, claims, and expenses (including but not limited to attorneys fees) which directly or indirectly, either in whole or in part, arises out of or is related to any of the Retained Liabilities.

4.     PURCHASE  PRICE  AND PAYMENTS BYGREENLAND. The purchase price, subject to
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adjustment,  shall  be Two Hundred Sixty Nine Thousand Four Hundred Eighty Three
Dollars ($269,483.00)(the "Purchase Price") paid in accordance with the terms of a Promissory Note, attached hereto, the terms of which are as follows:

     4.1     INITIAL  CASH  PAYMENTS.  Greenland  shall  pay  SPL  the  sum  of
Twenty-Two Thousand Four Hundred Fifty Seven Dollars and Fifty Cents ($22,457.50) not later than March 18, 2003 (the "First Payment") and an additional Twenty-Two Thousand Four Hundred Fifty Seven Dollars and Fifty Cents ($22,457.50) within 30days of the First Payment (the "Second Payment")(TOTAL AMOUNT $44,915.00).

     4.2 INITIAL STOCK PAYMENT. Greenland shall cause to be issued by it's parent company Imaging Technologies Corporation ("ITEC"), one million restricted shares of common stock of ITEC. Said shares shall be issued and delivered to SPL or its assignee as soon as practicable from the Effective Date and the Parties agree that said shares will have a "value" for purposes of this Agreement of Ten Thousand Dollars ($10,000)(THE "STOCK VALUE") and the Stock Value shall be credited against the Purchase Price.

     4.3 MONTHLY PAYMENTS. Greenland shall make monthly payments in the amount of Eight Thousand Nine Hundred Forty Dollars and Thirty Seven Cents ($8,940.37) per month commencing 30 days after the Second Payment and continuing for twenty-four months (TOTAL AMOUNT $214, 568).

     4.4 ADJUSTMENT TO PURCHASE PRICE. The Purchase Price is based on representation and warranty by SPL (See Section 6.1) that Existing Clients revenue base is Eleven Million Sixty Five Thousand Eight Hundred Thirty Two Dollars ($11,065,832.00)(the "Revenue Base"). If prior to or during twenty-four month monthly payout period, there is a reduction in the Revenue Base, the Purchase Price shall be reduced proportionately to said reduction in the Revenue Base as set forth on the attached schedule (the "Adjustment"). Provided, however, for a period of 90 days commencing on the Effective Date, SPL will work with Greenland to obtain new client contracts of a 12 month or greater duration for each of the Existing Clients. If, during the 90 day period, an Existing Client signs a new contract for a minimum of 12 month duration on terms and conditions reasonably acceptable to Greenland, and that client's revenues decrease during the twenty-four month monthly payout period, than that client's decreased revenues shall not be part of any calculation in determining a reduction of Purchase Price as per the Adjustment.

     4.5 DEFAULT/CURE PERIOD. In the event Greenland does not timely pay the Initial Cash Payment, the Stock Payment or the Monthly Payments, SPL shall notify Greenland in writing and Greenland shall have thirty days to cure said failure to pay. In the event Greenland fails to cure within said 30 day period, SPL may accelerate any and all outstanding payments, regardless of due dates and proceed with legal action to collect the total outstanding balance of the Purchase price.

     5.     TERM  OF THE AGREEMENT. The term of this Agreement shall commence as
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of  the  Effective  Date and shall expire upon payment of all amounts due to SPL hereunder,  including  adjustments,  if  any.

6.     REPRESENTATIONS  AND  WARRANTIES.
       --------------------------------

6.1 REPRESENTATIONS AND WARRANTIES OF SPL SPL represents and warrants to Greenland that it has the requisite power and authority to execute, deliver and fully perform all of its obligations under this Agreement, and all other documents and instruments contemplated by this Agreement, according to their respective terms. SPL and the person(s) signing this Agreement on behalf of SPL in a representative capacity (such as an officer, general partner, manager or trustee of a party) each represent and warrant to Greenland that each person signing this Agreement on behalf of SPL in a representative capacity has obtained all organizational or other approvals necessary to vest him with actual authority to execute and deliver this Agreement on behalf of SPL and that upon execution of this Agreement by such person(s) on behalf of SPL in their stated representative capacity and delivery of this Agreement to Greenland, this Agreement will be a valid and binding obligation of and upon SPL which is fully enforceable according to its terms. SPL further represents and warrants to Greenland that the execution, delivery and performance of this Agreement, and any other documents or instruments contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both), by SPL: (i) does not require the consent of any governmental or regulatory authority or any third party; (ii) will not conflict with any provision of SPL's organizational documents; and (iii) to the best of SPL's knowledge, will not conflict with, result in a breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which SPL is a party or by which SPL is bound.

     IN ADDITION SPL WARRANTS AND REPRESENTS THAT SPL WILL MAKE ALL REASONABLE EFFORTS TO ENSURE THAT THE EXISTING CLIENTS ARE TRANSFERRED AND ENROLLED TO GREENLAND AND THAT SAID ENROLLMENT SHALL NOT TAKE MORE THAN THIRTY (30) DAYS. FURTHER, SPL WARRANTS TO THE BEST OF SPL'S KNOWLEDGE THE EXISTING CLIENTS HAVE NO PRESENT INTENTION TO MOVE THEIR ACCOUNTS. FURTHER SPL, AGREES THAT THE PURCHASE PRICE OF $269,483.000 IS BASED ON REPRESENTATION AND WARRANTY OF SPL THAT THE EXITING CLIENTS REVENUE BASE OF $11,065,832.00.

     6.2 REPRESENTATIONS AND WARRANTIES OF GREENLAND. Greenland represents and warrants to SPL that it has the requisite power and authority to execute, deliver and fully perform all of its obligations under this Agreement, and all other documents and instruments contemplated by this Agreement, according to their respective terms. Greenland and the person(s) signing this Agreement on behalf of Greenland in a representative capacity (such as an officer, general partner, manager or trustee of a party) each represent and warrant to SPL that each person signing this Agreement on behalf of Greenland in a representative capacity has obtained all organizational or other approvals necessary to vest him with actual authority to execute and deliver this Agreement on behalf of Greenland and that upon execution of this Agreement by such person(s) on behalf of Greenland in their stated representative capacity and delivery of this Agreement to SPL, this Agreement will be a valid and binding obligation of and upon Greenland which is fully enforceable according to its terms. Greenland further represents and warrants to SPL that the execution, delivery and performance of this Agreement, and any other documents or instruments contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both), by Greenland: (i) does not require the consent of any governmental or regulatory authority or any third party; (ii) will not conflict with any provision of Greenland's organizational documents; and (iii) to the best of Greenland's knowledge, will not conflict with, result in a breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Greenland is a party or by which Greenland is bound.

7.     CONFIDENTIALITY. Except as authorized by the other party, neither SPL nor
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Greenland  shall  disclose  the  terms  of this Agreement either during or after termination  of  this  Agreement.

8.     CONTRACT  MODIFICATION.  Except  as otherwise provided in this Agreement,
       ----------------------
this Agreement may only be modified, amended, rescinded or terminated by a written agreement executed by all parties to this Agreement and no oral statement shall in any manner modify or otherwise affect the terms and conditions set forth herein.

9.     WAIVER.  Any  waiver  by  any  party of a breach of any provision of this
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Agreement  shall  not  operate  as  or  be construed to be a waiver of any other breach of any other provision of this Agreement. Any waiver must be in writing. Failure by any party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

10.     CONTROLLING  LAW.The  parties  agree  that  this  Agreement  will  be
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interpreted  and  enforced under the laws of the State of California,  excluding
        --
any choice of law rules which may direct the application of laws of any other jurisdiction.

11.     ASSIGNMENT  AND  DELEGATION.  The  parties  agree that neither party may
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assign  any  of  the benefits derived from this Agreement or delegate any of its obligations under this Agreement without the prior written consent of the other party which shall not be unreasonably withheld.

12.     AGREEMENT  BINDING  ON  SUCCESSORS  AND ASSIGNS. This Agreement shall be
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binding  upon  the  parties'  successors  and  permitted  assigns.

13.     SEVERABILITY.  Each  section,  subsection  and  lesser  section  of this
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Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

14.     CONSTRUCTION.  In  the  event  an  ambiguity  or  question  of intent or
        ------------
interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

15.     HEADINGS.  Any  paragraph heading, section heading, or caption herein is
        --------
inserted only for convenience and is in no way to be construed as part of this Agreement.

16.     DISPUTE  RESOLUTION. Any dispute between the parties arising out of this
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Agreement the proper jurisdiction shall be the State of California and the venue shall be San Diego County. The prevailing party in any dispute under this Agreement will be awarded attorney fees and any court costs incurred by it.

17.     COUNTERPARTS.  This  Agreement  may  be  executed  in  one  or  more
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counterparts,  each  of  which  shall  be  deemed  an original for all purposes.
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18.     SURVIVAL OF TERMS. The terms and provisions of Section 3 and Sections 10
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through  23  (inclusive)  shall  survive  any  termination or expiration of this
Agreement.

19.     NEW  CLIENT  REFERRAL  BY  SPL.  During  the term of this Agreement, SPL
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shall  be  paid  an  amount  equal  to 40% of the gross profit on any new client referred to Greenland and enrolled by Greenland. Gross Profit shall be calculated in accordance with standard accounting of ExpertHR and a 1% payroll processing fee will be included with normal cost in said calculation. Said commission shall continue as long as said client remains with Greenland.

20.     NEW  CLIENT  REFERRAL  BY  GREENLAND.  Greenland shall be paid an amount
        ------------------------------------
equal to 25% of the Gross Profit on any new temp client referred to SPL and enrolled by SPL. Temp Gross Profits are calculated in a manner that results in an amount 3 times higher than in calculating gross profit on PEO business. Said commission shall continue as long as said client remains with SPL.

21.     TEMPORARY  PROCESSING  BY  SPL.  During a transition period estimated at
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1-2  weeks, SPL shall provide processing services and be paid an amount equal to
$5.00 per check for said services. Greenland may terminate said services upon one day notice. SPL has agreed that Greenland may hire certain employee(s) to serve as payroll processor for Greenland.

22.     ENTIRE  AGREEMENT.  This  Agreement constitutes the entire understanding
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between SPL, Brann, ExpertHr  and Greenland  with respect to its subject matter, and supersedes all prior written and oral proposals, understandings, agreements and representations.

23.     NOTICE.  Any  notices  shall  be  sent  to  the  following  addresses:
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SPL:
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Greenland:

Greenland  Corporation
Thomas  Beener,  CEO:
17075  Via  Del  Campo
San  Diego,  CA  92127

IN WITNESS WHEREOF, the Parties have executed this Agreement on 1st day of March2003, the Effective Date

"SPL":          STAFF  PRO  LEASING  INC.

By:____________________________________
William  Brann,  III,  President


"Greenland":     GREENLAND  CORPORATION

By:____________________________________
Thomas  Beener,  CEO

EXPERTHR,  INC.

By:____________________________________
Thomas  Beener,  President


"SPL2"     STAFF  PRO  LEASING  2

By:________________________________
        William  Brann,  III  President

                                    EXHIBIT A

                      SPL Client List - As of March 1, 2003

                                 [CONFIDENTIAL]

                                    EXHIBIT B

                     SPL Client Listing - Cancelled Clients

                                 [CONFIDENTIAL]

                                    EXHIBIT C

             Summary of Benefit Plans Offered - As of March 1, 2002

                                 [CONFIDENTIAL]